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Exhibit 8.2

October 17, 2016

Board of Directors
Colony Capital, Inc.
515 South Flower Street
44th Floor
Los Angeles, California 90071

Ladies and Gentlemen:

This opinion letter is being delivered to you and is to be filed as an exhibit to the Registration Statement on Form S-4 filed by Colony NorthStar, Inc. (f/k/a New Polaris Inc.), ("Colony NorthStar") in connection with the transactions contemplated by the Agreement and Plan of Merger, and the exhibits thereto, dated as of June 2, 2016, as amended by the Letter Agreements dated July 28, 2016 and October 16, 2016 (the "Merger Agreement") by and among Colony NorthStar, a Maryland corporation, NorthStar Realty Finance Corp., a Maryland corporation ("NRF"), Colony Capital, Inc., a Maryland corporation ("Colony"), NorthStar Asset Management Group Inc., a Delaware corporation and owner of 100% of the outstanding stock of Colony Northstar ("NSAM"), Sirius Merger Sub-T, LLC, a Delaware limited liability company and a wholly owned subsidiary of NRF ("NRF OP Merger Sub"), NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and a subsidiary of NRF ("NRF LP"), New Sirius, Inc., a Maryland corporation and a wholly owned subsidiary of NRF ("New Sirius"), and New Sirius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of New Sirius ("New NRF Merger Sub"), which, among other things, provides for the merger of New Sirius with and into Colony Northstar with Colony Northstar surviving the merger (the "Sirius Merger") and the merger of Colony with and into Colony Northstar, with Colony Northstar surviving the merger (the "Colony Merger", and together with the Sirius Merger, the "Mergers"). Capitalized terms used herein and which are defined in the Merger Agreement have the meanings set forth in the Merger Agreement unless otherwise defined herein.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) officers' certificates delivered by each of Colony Northstar, NRF and New Sirius (jointly), and Colony, all dated as of the date hereof (the "Tax Certificates"); (3) the Registration Statement on Form S-4 filed by Colony Northstar on July 28, 2016 with the U.S. Securities and Exchange Commission, as amended; and (4) such other instruments and documents related to the formation, organization, and operation of the Colony Northstar, New Sirius and Colony or to the consummation of the Sirius Merger and the Colony Merger and the transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively the "Reviewed Documents"). In addition, we have reviewed the form of opinion of counsel to be

Board of Directors
Colony Capital, Inc.
October 17, 2016

delivered to NSAM and Colony Northstar by Skaden, Arps, Slate, Meagher & Flom L.L.P concurrently herewith (the "Skadden Opinion") and the form of opinion of counsel to be delivered to NRF by Vinson & Elkins L.L.P. concurrently herewith (the "V&E Opinion").

Assumptions and Representations

In connection with rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

  1.
  (A) All information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

  2.
  There will have been, by the Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

  3.
  To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by the Colony Northstar, NRF and New Sirius (jointly), and Colony, their respective managers, employees, officers, directors, and stockholders in connection with the Mergers, including, but not limited to, those in the Reviewed Documents (including the Tax Certificates), have been and will continue to be true, complete, and accurate in all respects; any representation or statement made in the Tax Certificates "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies)—or similarly qualified—is true, correct, and complete, as if made without such qualification.

  4.
  The Merger Agreement is valid and binding in accordance with its terms. The Mergers will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof). The Mergers will qualify as a merger under the applicable laws of the State of Maryland.

  5.
  Each of NRF (including New Sirius in its capacity as successor to NRF) and NSAM (including Colony Northstar in its capacity as successor to NSAM) will qualify for taxation as a real estate investment trust ("REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year in which the Mergers occur, and that the applicable REIT opinion of Vinson & Elkins L.L.P. delivered as of the date hereof or required to be delivered at the closing of the Mergers, as the case may be, will be delivered and will be correct.

  6.
  Each of Colony Northstar, New Sirius and Colony will comply with all reporting obligations with respect to the Mergers required under the Code and the Treasury Regulations thereunder.

Board of Directors
Colony Capital, Inc.
October 17, 2016

  7.
  Both the Skadden Opinion and V&E Opinion are being delivered concurrently herewith in the form provided to us, and neither the Skadden Opinion nor the V&E Opinion have been nor will be modified or withdrawn.

Opinions

  1.
  Based upon and subject to the assumptions and qualifications set forth herein we are of the opinion that the Sirius Merger, when effective, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  2.
  Based upon and subject to the assumptions and qualifications set forth herein we are of the opinion that the Colony Merger, when effective, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  3.
  Although the discussion in the Registration Statement under the heading "U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Mergers" does not purport to discuss all possible U.S. federal income tax consequences of the Mergers, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the Mergers, subject to the qualifications set forth in such discussion.

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below:

  A.
  The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel's best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. None of Colony Northstar, New Sirius or Colony has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

  B.
  This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Mergers or any other transaction (including any transaction undertaken in connection with the Mergers or contemplated by the Merger Agreement).

Board of Directors
Colony Capital, Inc.
October 17, 2016

  C.
  Our opinion set forth herein is based upon, among other things, the description of the contemplated transactions (including the Mergers) as set forth in the Merger Agreement. No opinion is expressed as to any transaction other than those set forth in the Merger Agreement, or to any transaction whatsoever, including the Mergers, unless all the transactions described in the Merger Agreement (or otherwise contemplated in connection with the Mergers) have been consummated in accordance with the terms of the Merger Agreement (and also without amendment, waiver, or breach of any provision thereof), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the relevant transactions (including the Mergers) differ from the terms of the Merger Agreement (without amendment, waiver, or breach of any material provision thereof), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent.

This opinion letter has been provided for your use in connection with the Registration Statement. We hereby consent to the use of the opinion letter as an exhibit to the Registration Statement and to the use of our name in the "Questions and Answers," "Summary—U.S. Federal Income Tax Consequences" and "U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Mergers" sections of the Registration Statement. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

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  Exhibit 8.2